UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2014

Great China Mania Holdings, Inc.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

Room 1902, 19/F, Kodak House 2, Java Road, North Point, Hong Kong

(Address of Principal Executive Offices)

(852) 3543-1208
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2014, Great China Mania Holdings, Inc. (the “Company”) entered into a binding letter of intent with Concept X Limited (“Concept X”) for the proposed acquisition of 100% equity interest in Concept X (the “Letter of Intent”). Pursuant to the Letter of Intent, the Company will purchase 100% equity interest of Concept X from its shareholders Lee Wor Kuen and Lee Ho Shok Fong for an aggregate consideration of 500,000 shares of restricted common stock of the Company (the “Consideration Shares”).  The Consideration Shares will remain restricted and will be locked up for a period of 12 months from the date of completion of the acquisition (the “Restriction Period).  The parties have agreed that the Company will have the first right of refusal to purchase the Consideration Shares from Lee Wor Kuen and Lee Ho Shok Fong after the Restriction Period for consideration of USD $1.00 per share.

In the Letter of Intent, the parties have agreed that Lee Wor Kuen and Lee Ho Shok Fong shall assume the liabilities of all existing unsettled loans owed to third parties and financial institutions by Concept X,  cancel all payables and loans owed to related parties by Concept X (specifically those loans from Lee Wor Kuen, Lee Ho Shok Fong and Chee Yan Label Weaving & Press Printing Co., Limited) and assume the liabilities of the net trade payables (defined as trade payables minus trade receivables) as of the date of completion of acquisition of Concept X.

After the consummation of the definitive agreements, and after the Restriction Period, if Lee Wor Kuen and Lee Ho Shok Fong elect to sell the Consideration Shares,  they agree they will apply the proceeds from the sale to pay down the balance of unsettled loans owed to third parties and financial institutions after the Restriction Period and to deliver an amount equal to HKD 1,500,000 to the bank account of Concept X to settle the net trade payables of Concept X at the date of completion of acquisition.

The Company will have one week from the date of the Letter of Intent to conduct all due diligence procedures concerning Concept X. If the Company determines after performing the due diligence that it does not want to enter into a definitive agreement with Concept X, they must notify Concept X in writing of the cancellation of the transactions set forth in the Letter of Intent. The Closing Date for the acquisition will be the earlier to occur of (1) the Company agreeing that they are satisfied with their due diligence; or (2) one week following the date of the Letter of Intent. At Closing, the parties shall also enter into a definitive acquisition agreement that will more specifically define the transaction as well as the roles of the respective parties on a going forward basis.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Letter of Intent dated May 21, 2014.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT CHINA MANIA HOLDINGS, INC.

May 21, 2014	By:	/s/Kwan Yin Roy Kwong
Kwan Yin Roy Kwong
Chief Executive Officer and Director